                                                                   EXHIBIT 4.12



                   THE TRANSFER OF THIS WARRANT IS RESTRICTED
                           AS PROVIDED IN SECTION 10.
________________________________________________________________________________
No. W-4                                                    WARRANT TO PURCHASE
GRANT DATE:  December 7, 1993                                     10,000 UNITS

                               ALPHA MICROSYSTEMS

                             UNDERWRITER'S WARRANT

                 In consideration of other value received, Alpha Microsystems, a California corporation (the "Company"), grants to Edward R. Henderson or permitted transferees or assigns (the "Holder") the right, subject to the terms of this Warrant, to purchase at any time and from time to time during the period commencing November 1, 1994, and ending on November 1, 1998, unless extended or terminated as provided herein (the "Expiration Date"), up to 10,000 Units of the Company (each Unit to consist of one share of Common Stock and one warrant to purchase one share of Common Stock) at $1.95 per Unit (the "Basic Exercise Price") as more fully described in the Company's Prospectus dated November 1, 1993 for the public offering of equivalent units ("Company's Prospectus"). The Basic Exercise Price and the number of Units that may be purchased are subject to adjustment under the terms of this Warrant.

         Section 1.       DEFINITIONS.

                 As used in this Warrant, unless the context otherwise requires:

                 1.1 "Basic Exercise Price" means the price at which each Unit may be purchased upon exercise of this Warrant as stated in the first sentence of this Warrant.

                 1.2 "Blue Sky Application" means an application or other document filed pursuant to a Blue Sky law to register, qualify or obtain an exemption for any offer or sale by or for the account of the Holder of all or part of this Warrant or any of the Units.

                 1.3 "Blue Sky law" means the laws and regulations of any state or other jurisdiction applicable to any sale by or for the account of the Holder of all or part of this Warrant or any of the Units.

                 1.4 "Common Stock" means the Common Stock (no par value) of the Company existing on the Grant Date and for purposes of Sections 7.1(a) through (e) also has the meaning set forth in Section 7.1(g).

                 1.5 "Exercise Date" means any date when this Warrant is exercised, in whole or in part, in the manner indicated in Sections 2.1 and 2.2.






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                 1.6      "Exercise Price" means the Basic Exercise Price;
provided, however, that if an adjustment is required under Section 7 of this Warrant, then the "Exercise Price" means, after each such adjustment, the price at which each Unit may be purchased upon exercise of this Warrant immediately after the last such adjustment.

                 1.7 "Expiration Date" means the Expiration Date indicated on the first page of this Warrant as such date may be extended as provided in
Section 9.2(a) or the date indicated in Section 9.2(h) if the Warrant shall have been sold in a public offering as provided therein.

                 1.8 "Grant Date" means the date this Warrant was first granted as stated at the beginning of this Warrant.

                 1.9 "Prospectus" means a preliminary prospectus or final prospectus (including any supplement) or any offering circular or similar offering document, included in a Registration Statement.

                 1.10 "Registrable Securities" means the Warrants, the Related Warrants, the Units, the Related Units, or shares of Common Stock or Underlying Warrants issued pursuant to exercise of the Warrant.

                 1.11 "Registration Statement means a Registration or Offering Statement, a pre-effective or post-effective amendment to a Registration Statement or other document proposed for filing or filed by the Company under the Securities Act which is or would be available under applicable laws, rules and regulations to register for a public offering or sale this Warrant, any Related Warrant, any Units or any Related Units. The term "Registration Statement" shall not apply to any registration statement relating to the sale of securities to participants in a Company stock or option plan or a registration on any form which doesn't include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities (as defined in Section 1.10 below).

                 1.12 "Related Warrant" means any other Warrant executed and delivered by the Company on terms identical with the terms of this Warrant (except as to the identity of the Holder, number of Units or execution date) granted in connection with the transaction pursuant to which this Warrant was granted.

                 1.13 "Related Units" means any Units or other securities issued or issuable upon exercise of' any Related Warrant.

                 1.14 "Securities Act" means the Securities Act of' 1933, as amended from time to time, and all rules and regulations promulgated thereunder, or any act, rules or regulations which replace the Securities Act or any such rules and regulations.

                 1.15 "Underwriter" means any party who is an "underwriter" within the meaning of the Securities act with respect to any sale by or for the account of the Holder of' any of the Warrants or Unit.



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                 1.16     "Unit" means any Units, consisting of' one share of
Common Stock of the Company and one warrant to purchase one share of Common Stock, or other securities issued or subject to issuance upon exercise of this Warrant or upon exchange of a Unit or Units of different denominations.

                 1.17 "Underlying Warrant" means the common stock purchase warrant to purchase shares of Common Stock of the Company which, together with the Unit Share, comprises the Unit. The Underlying Warrant is identical in all respects to the redeemable common stock purchase warrants issued pursuant to the Warrant Agreement, as more fully described in the Company's Prospectus, except that (i) the initial exercise date thereof shall be the date of exercise of the Underwriters' Warrant, (ii) the initial exercise price thereof shall be $2.50 and shall be thereafter determined as set forth herein, (iii) the Company may not redeem the Underlying Warrants, (iv) no terms of the Underlying Warrants may be modified without the consent of the Holders of a majority of the Warrants, (v) the Underlying Warrants shall be exercisable until the Expiration Date; and (vi) the Common Stock subject to the Underlying Warrants shall initially be as set forth in the Warrant Agreement and thereafter determined as set forth herein without regard to the terms of the Warrant Agreement.

                 1.18 "Warrant" means -this Underwriter's Warrant and each previously executed and cancelled Underwriter's Warrant, if any, for which this Warrant has been exchanged.

                 1.19 "Warrant Agreement" means the Warrant Agreement associated with offering contemplated by the Registration Statement between Mellon Securities Trust and the Company.

         Section 2.       DURATION AND EXERCISE OF WARRANT

                 2.1 Exercise Period. Subject to the provisions of Sections 5 and 10 hereof, the Warrants may be exercised at any time after one year from the Grant Date and on or before the Expiration Date. After the Expiration Date this Warrant shall become void, and all rights to purchase Units hereunder shall thereupon cease.

                 2.2 Method of Exercise. This Warrant may be exercised by the Holder, in whole or in part, by (i) surrendering this Warrant to the Company, (ii) tendering to the Company payment of the Exercise Price for the Units for which exercise is made and (iii) executing and delivering to the Company the attached Exercise Form. Upon proper exercise, the Holder shall be deemed to be the holder of record of the Units for which exercise is made, even though the transfer or register books of the Company may then be closed or certificates representing such Units may not then be actually delivered to the Holder.

                 2.3 Certificates. Within a reasonable time but no more than 20 days after exercise, certificates for the shares of Common Stock and the Underlying Warrants comprising such Units shall be delivered to the Holder and, unless this Warrant has expired, a Related Warrant representing the number of Units, if any, with respect to which this Warrant shall not have been exercised shall be issued to the Holder.





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
                 2.4 Taxes. The Company covenants and agrees that it will pay when due and payable any and all taxes which may be payable in connection with the issuance of this Warrant, or the issuance of any Units upon the exercise of this Warrant. The Company shall not, however, be required to pay any tax which may be payable in respect of any subsequent transfer of this Warrant or of the Units.

         Section 3.       VALIDITY AND RESERVATION OF UNITS

                 The Company covenants that this Warrant and all Units, shares of Common Stock or Underlying Warrants issued upon exercise of this Warrant will be validly issued, fully paid, nonassessable and free of preemptive rights. The Company agrees that so long as this Warrant may be exercised, the Company will have authorized and reserved for issuance upon exercise of this Warrant a sufficient number of Units to provide for exercise in full.

         Section 4.       FRACTIONAL UNITS

                 No fractional Unit shall be issued upon the exercise of this Warrant. With respect to any fraction of a Unit otherwise issuable upon any such exercise, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Exercise Price.

         Section 5.       LIMITED RIGHTS OF THE WARRANT HOLDER

                 The Holder shall not, solely by virtue of being the Holder of this Warrant, have any of the rights of a holder of Common Stock of the Company, either at law or equity, until such Warrant shall have been exercised and the Holder shall be deemed to be the holder of record of Units as provided in this Warrant.

         Section 6.       EXCHANGE, TRANSFER OR LOSS OF WARRANT

                 6.1 Exchange. This Warrant is exchangeable, without expense to the Holder and upon surrender hereof to the Company, for Warrants of different denominations entitling the Holder to purchase Units equal in total number and identical in type to the Units covered by this Warrant.

                 6.2 Transfer. Subject to the provisions of Section 10, upon surrender of this Warrant to the Company with the attached Assignment Form duly executed and the tender of funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant to the assignee named in such Assignment Form, and this Warrant shall be cancelled concurrent with such issuance.

                 6.3 Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of satisfactory evidence of the loss, theft, destruction or mutilation of this Warrant and either (in the case of loss, theft or destruction) reasonable indemnification or (in the case of mutilation) the surrender of this Warrant for cancellation, the Company will execute and deliver to the Holder, without charge, a new Warrant of like denomination. Any such new Warrant executed and delivered shall constitute an additional obligation of the Company, whether or not this Warrant, reportedly lost, stolen, destroyed or mutilated, shall be at any time enforceable by anyone.





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 Section 7.       ANTI-DILUTION ADJUSTMENT OP NUMBER OP UNITS AND EXERCISE PRICE

                 7.1 Adjustment of Exercise Price. If any of the following events shall occur at any time or from time to time prior to the exercise in full or expiration of this Warrant, the following adjustments shall be made in the Exercise Price, with the exception hereinafter provided:

                 (a) Recapitalization. In case the Company effects a subdivision, combination, reclassification or other Recapitalization of its outstanding shares of Common Stock into a greater or lesser number of shares of Common Stock, the Exercise Price in effect immediately after such subdivision, combination, reclassification or other recapitalization shall be proportionately decreased or increased, as the case may be.

                 (b) Dividend Other Than in Cash. If the Company shall declare a dividend on its Common Stock payable in stock or other securities of the Company or of any other corporation, or in property or otherwise than in cash, or the functional equivalent thereof, to the holders of its Common Stock, the Holder shall, without additional cost, be entitled to receive upon the exercise of this Warrant, in addition to the Units to which such Holder is otherwise entitled upon such exercise, the number of shares of stock or other securities or property which such Holder would have been entitled to receive if such Holder had been a holder, on the record date for such dividend, of the number of shares of Common Stock so purchased under this Warrant (but not including the number of shares of Common Stock acquirable upon subsequent exercise of the Underlying Warrants).

                 (c) Merger or Consolidation - No Change in Control. In case of any merger, consolidation or reorganization of the Company with or into one or more corporations which results in holders of the Company's Common Stock immediately prior to such event owning a majority of the voting securities of the surviving corporation immediately following such event, and as a result of which holders of the Company's Common Stock receive other stock, securities or property in lieu of or in addition to, but on account of, their Common Stock, the Holder, upon the exercise of this Warrant after the record date for determination of shareholders entitled thereto, shall receive, in lieu of or in addition to the Units, the proportionate shares of all stock, or other securities (appropriately adjusted for any subsequent events of the issuer of such stock or securities which are of the kind which would cause adjustment of the Exercise Price hereunder) or other property issued, paid or delivered for or on all of the Common Stock of the Company as would have been allowable to the Units so purchased under this Warrant had this Warrant been exercised immediately prior to said record date.

                 (d) Merger or Consolidation - Change in Control. In case of any merger, consolidation or reorganization of the Company with or into one or more other corporations, which results in the holders of the Company's Common Stock immediately prior to such event owning less than a majority interest of the voting securities of the surviving corporation immediately following such event, or in the case of any sale, lease, transfer or conveyance to another corporation of all or substantially all the assets of the Company or proposed liquidation of the Company, then in either such event the Holder shall be given notice of such proposed action





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at approximately the same time and in substantially the same manner as the holders of the Company's Common Stock. The Holder may attend the meeting of the Company's shareholders at which such action is considered and voted upon. If the proposed action is approved according to applicable law by the shareholders of all corporations or other entities which are parties to the proposed action, the Holder shall be so notified in writing by the Company by registered or certified mail, and thereupon, notwithstanding the period of exercisability stated on the face of this Warrant, this Warrant shall automatically become immediately exercisable and become forever null and void to the extent not exercised on or before 5:00 P.M., California time, on the tenth Business Day following the delivery of such notice.

                 (e)      Minimum Adjustment Not Required.  Anything in this
Section 7.1 to the contrary notwithstanding, the Company shall not be required, except as hereinafter provided, to make any adjustment of the Exercise Price in any case in which the amount by which such Exercise Price would be increased or reduced, in accordance with the foregoing provisions, would be less than $.05, but in such a case, such adjustment shall be carried forward and when such adjustment, together with any and all such other adjustments so carried forward, shall amount to not less than $.10 the Exercise Price shall be adjusted; provided, however, that adjustments of less than $.05 in the Exercise Price shall be required and made in accordance with the provisions of this
Section 7.1 (other than this subparagraph) not later than such time as may be required in order to preserve the tax free nature of any distribution (within the meaning of Section 305 of the United States Internal Revenue Code of 1986, as amended) to the Holder or the holders of Common Stock. In the event of any subdivision, combination, reclassification or other recapitalization of shares of Common Stock, said amount (as theretofore decreased or increased) shall be proportionately decreased or increased.

                 (f) Other Adjustments. The Company, by action of its Board of Directors, shall make such other equitable adjustments to the Exercise Price as may be necessary to protect the Holder against dilution of this Warrant, with or without a request of a Holder, where such an adjustment is appropriate in light of the occurrence of an event or the existence of circumstances similar to those otherwise contemplated by this Section 7.1.

                 (g) Term "Common Stock." Whenever reference is made in Sections 7.1(a) through (e) above to Common Stock, the term "Common Stock" shall include any stock of any class of the Company, other than preferred stock with a fixed limit on dividends, with no rights of conversion into "Common Stock" and with a fixed amount payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

         7.2 Number of Units Adjusted. After any adjustment of the Exercise Price pursuant to Section 7.1, the number of Units issuable at the new Exercise Price shall be adjusted to the number obtained by (i) multiplying the number of Units issuable upon exercise of this Warrant immediately before such adjustment by the Exercise Price in effect immediately before such adjustment and (ii) dividing the product so obtained by the new Exercise Price.

         7.3 Notice of Adjustment. Whenever events occur requiring the Exercise Price to be adjusted, the Company shall promptly file with its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, a certificate of its chief financial officer





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
showing the adjusted Exercise Price, setting forth in reasonable detail the facts requiring such adjustment, and stating such other facts as shall be necessary to show the manner and figures used to compute such adjustment. Such chief financial officer's certificate shall be made available at all reasonable times for inspection by the Holder. Promptly after each such adjustment, the Company shall mail a copy of such certificate by certified mail to the Holder together with information relating to the adjustment under Section 7.2. The Company shall endorse on any Related Warrant executed and delivered by the Company a description of each adjustment, if any, under this Section as the result of events occurring before the execution and delivery of the Related Warrant, and the Related Warrant so issued shall reflect the number of Units issuable on exercise, as adjusted to reflect such changes.

         If, within 45 days of the mailing of such certificate, Holders holding in the aggregate not less than 25% of. the Warrants notify the Company in writing of their disagreement with the adjusted Exercise Price contained in the Company certificate, then the Company will promptly obtain a certificate of a firm of independent certified public accountants of recognized standing selected by the Company's Board of Directors (who shall not be the regular auditors of the Company) certifying the same items required by the Company certificate or making such adjustments as are appropriate. The Company will promptly mail a copy of the firm of independent public accountants' certificate to the Holder of this Warrant. Under the circumstances described in this paragraph, the Holders of the Warrants giving notice shall be obligated to reimburse the Company for half of the charges imposed by the independent certified accountants if their certificate confirms the Company's prior calculations.

         Section 8.       NOTICE TO HOLDER

         So long as this Warrant is outstanding, whenever the Company shall expect to (i) pay any dividend or distribution upon Common Stock, (ii) offer to the holders of Common Stock any right to subscribe for or to purchase any other securities of the Company, (iii) effect any recapitalization, merger, consolidation, reorganization, transfer, sale, lease or conveyance as referred to in Section 7, or (iv) be involved in any voluntary or involuntary dissolution, liquidation or winding up of the Company, at least twenty-one days before the proposed action or any applicable record date, the Company, by certified mail, shall give the Holder written notice describing the proposed action and stating the date on which (x) a record date is to be fixed for the purposes of such dividend, distribution or right or (y) such recapitalization, merger, consolidation, reorganization, transfer, sale, lease, conveyance, dissolution, liquidation or winding up is to take place and when, if any date is to be fixed, the record holders of Common Stock shall be entitled to exchange the shares of Common Stock for securities or other property deliverable upon such recapitalization, merger, consolidation, reorganization, transfer, sale, lease, conveyance, dissolution, liquidation or winding up.

         Section 9.       REGISTRATION OF THE WARRANT OR UNITS

         9.1     Registration Rights

                 (a) Piggy-back Registration. The Company shall advise each Holder of Registrable Securities by written notice at least four weeks prior to the filing of any Registration





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Statement pertaining to securities to be offered to the public solely for cash which is filed after twelve months but within six years after the Grant Date, and will, upon the request of any such Holders, and without any charge to them, include in any such Registration Statement such information as may be required to permit a public offering of their Registrable Securities. If any such Registration Statement or notification is being filed by the Company in connection with an underwritten public offering of securities of the Company, the Company shall have the right to require such Holders (provided that Rule 415 applies to the sale of the Registrable Securities) to postpone the offering of their securities for a period of 90 days following the effective date of such Registration Statement or notification. If any such Registration Statement or notification is being filed by the Company solely for the benefit of selling security holders, the Company will permit such Holders of the Registrable Securities to include for sale with such shareholders in such Registration Statement or notification at least a pro rata portion (based upon the ratio of the number of shares of Common Stock which such selling security holders desire to sell to the number of Registrable Securities which such Holders of the Registrable Securities desire to sell) of the total Units being registered, and the offering of the balance of the Registrable Securities owned by holders of the Registrable Securities may then be postponed by the Company for a period of 90 days following effectiveness of the Registration Statement or notification.

                 (b) Demand Registration. If the Company shall be given notice from persons holding more than 50% of the Registrable Securities any time after twelve months but prior to six years from the Grant Date, to the effect that such holders contemplate (i) the transfer of all or any part of their Registrable Securities, or (ii) the exercise of all or any part of their Warrants or Related Units, under such circumstances that a public offering (within the meaning of the Securities Act) of such securities will be involved, then the Company shall, (i) at its expense and as promptly as practicable after receipt of such notice, if such securities may not then be sold in a public offering under the Securities Act, file a Registration Statement or notification pursuant to the Securities Act, and applicable Blue Sky laws, to the end that such securities may be sold under the Securities Act and such Blue Sky laws as promptly as practicable from the date of receipt of such notice by the Company and (ii) immediately notify all Holders of its intention so to file a Registration Statement and include any additional Registrable Securities in said Registration Statement as Holders may thereafter request in writing prior to the effective date of said Registration Statement; provided that no more than one such demand may made upon the Company; provided that the Company shall not be obligated to take any action to effect any such Registration pursuant to this Section 9.1(b);

                          (i)     During the period starting with the date
sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred twenty (120) days immediately following the effective date of, any Registration Statement pertaining to securities of the Company, provided the Company is actively employing in good faith all reasonable efforts to cause such Registration Statement to become effective; or

                          (ii)    After the Company has effected one such
Registration pursuant to this Section 9.1(b).

                 (c) General Provisions. The following provisions shall also be applicable to any such Registration:

                          (i)     The Holders whose Registrable Securities are
to be included therein (the "Sellers") shall furnish the Company with such appropriate information (relating to the intentions of such Holders) in connection therewith as the Company shall reasonably request in writing. Following the effective date of `such Registration Statement or notification, the Company shall, upon the request of any Seller, forthwith supply such number of Prospectuses or offering circulars meeting the requirements of the Securities Act as shall be reasonably requested by such Seller to permit such Seller to make a public offering of all such securities of such Seller included therein. The Company shall file such Blue Sky Applications and use its best efforts to qualify such securities included therein for sale in such states as the Sellers shall reasonable designate.

                          (ii)    The Company shall bear the cost and expense
directly relating to any registration of securities pursuant to this Section 9.1, provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 9.1 if the Registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all Holders requesting such Registration shall bear such expenses). The Company shall not be required to pay all selling commissions, but shall pay all applicable listing fees.

                          (iii)   The Company shall indemnify and hold harmless
each Seller and each Underwriter who may purchase from or sell for any Seller any Registrable Securities Iron, and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus included therein, required to be filed or furnished by reason of this Section 9.1, or caused by any omission or alleged omission to stale therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged omission was based upon information furnished or required to be furnished in writing to the Company by and about such Seller or Underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such Seller or Underwriter within the meaning of the Securities Act; provided, however, that the Company shall not be obliged so to indemnify any such Seller or Underwriter or controlling person unless such Seller and Underwriter shall at the same time indemnify the Company, its directors, each officer signing a Registration Statement or notification and each person, if any, who controls the Company within the meaning of the Securities Act from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material face contained in any Registration Statement or notification or any Prospect us or offering circular required to be filed or furnished by reason of this Section 9.1, or caused by any omission or alleged omission to slate therein a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading, insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission was based upon information furnished in writing to the Company by and about such Seller or Underwriter expressly for use therein.

                          (iv)    The Company will, or will use its best
efforts to (i) prepare and file with the Commission a Registration Statement or notification with respect to the Registrable

Securities to be registered or qualified and cause such Registration Statement or notification to become and remain effective; provided, that the Company will not be required to keep the Registration Statement or notification effective, or to prepare and file any amendments or supplements, later than nine months after the date on which the Registration Statement or notification becomes effective under the Securities Act.

                          (v)     The Company shall, in case of a registration
or notification, furnish to the Holders of the Registrable Securities for whom such Registrable Securities are registered or are to be registered or are filed for notification, at the time such Registration Statement becomes effective, an opinion of counsel, dated such date, for the Company reasonably acceptable to the Holders to the effect that a Registration Statement or notification covering the Registrable Securities has been filed with the commission under the Securities Act and has become effective, that a prospectus or offering circular complying in form with the requirements of the Securities Act is available for delivery, that to the best of such counsel's knowledge, no stop order has been issued by the Commission suspending t lie effectiveness of the Registration Statement or suspending the availability of the offering exemption and that, to the best of the counsel's knowledge, no proceedings for the issuance of a stop order are threatened or contemplated, and that the Registrable Securities have been registered or qualified under the securities or Blue Sky Laws of each state in which the Company is required, pursuant to subsection (c)(i) of this Section 9.110 register or qualify the Registrable Securities and in which such registration or qualification cannot be effected without undue effort or expense.

                          (vi)    It shall be a condition precedent to the
obligations of the Company to take any action pursuant to this Section 9.1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the Registration of such Holder's Registrable Securities.

         9.2 Adjustment of Expiration Date. Notwithstanding any provision contained herein to the contrary, in the event that a timely request is made hereunder by the Holder of this Warrant or a Related Warrant to sell such Registrable Securities in a registered public offering or pursuant to a notification, and the holders thereof use reasonable efforts to cause such sale to be made in a prompt manner, the Expiration Date shall be extended to a date 90 days following the effective date of registration of the Registrable Securities included in such registration or notification, if the Expiration Date would otherwise occur within such 90 day period.

         9.3 Exchange Listing. In connection with the issuance of any Units upon the exercise of this Warrant, the Company shall secure the listing of the underlying shares of Common Stock and the Underlying Warrants upon any securities exchange upon which shares of the Company's Common Stock and Warrants are listed.

         9.4 No Obligation to Sell. Neither the giving of any notice nor the making of any request hereunder shall impose any obligation on the selling Holder to sell any Registrable Securities Warrant or Units.

         9.5 Registration Rights Survive Exercise. The Company's obligations under this Section 9 shall continue in effect, regardless of the exercise or surrender of this Warrant. The Company's obligations under this
Section 9 shall expire, however, with respect to a Warrant, Related Warrant, Unit or Related Unit or shares or Underlying Warrants which has been sold by a broker or dealer or in a public offering registered under the Securities Act or a public offering exempt from such registration.

         Section 10.      TRANSFER RESTRICTION

         10.1 General. Anything contained herein to the contrary notwithstanding, this Warrant may not be assigned, transferred, hypothecated or sold during the initial twelve-month period of this Warrant, except that it (a) may be transferred at any time by will or pursuant to the laws of descent and distribution, or (b) may be assigned at any time in whole or in part to (i) shareholders, directors, officers or partners (or shareholders of a corporate partner) of the Underwriter(s) or family members who would take pursuant to a will or the laws of descent and distribution (or trusts for their benefit) (i) such persons, (ii) successors to the Underwriter(s) of the public offering in a merger or consolidation or (iii) a purchaser of substantially all of the assets of any Underwriter of the public offering. All of the foregoing shall be deemed to be "Permitted Transfers". After the initial twelve-month period this Warrant may be assigned, transferred, hypothecated or sold, provided, however, that upon such transfer to a party other than a party included within the definition of Permitted Transfers, above, (hereafter a Non-Related-Party Transfer) the transferee must immediately (or as immediately as is practicable), exercise their Warrant pursuant to Section 2 hereof. Any such assignment or transfer shall be made by surrender of this Warrant to the Company or at the office of its transfer agent, if any, with the Form of Assignment annexed hereto duly executed and funds sufficient to pay any transfer tax, whereupon the company shall, without charge, execute and deliver a new Warrant in the name of the assignee and this Warrant shall promptly be cancelled.

         10.2 Securities Law Compliance. Except as provided in Section 10.1 above and except pursuant to the requirements of Rule 144 of the Securities Act, this Warrant and the Units may not be sold, transferred, assigned or otherwise disposed of except as follows:

                 (a) to a person who, in the opinion of counsel reasonably satisfactory to the Company, is a person to whom this Warrant or the Units may legally be transferred without registration and without the delivery of a current prospectus or offering circular with respect thereto; or

                 (b) to any person upon delivery of a prospectus or offering circular then meeting the requirements of the Securities Act relating to such securities (as to which a Registration Statement or notification under the Securities Act shall then be in effect) and the offering thereof for such sale or disposition.

         Section 11.      MISCELLANEOUS

         11.1 Successors and Assigns. All the covenants and provisions of this Warrant which are by or for the benefit of the Company or the Holders shall bind and inure to the benefit of their respective successors and assigns hereunder.

         11.2 Notice. Notice or demand pursuant to this Warrant to be given) or made by the Holder to or on the Company shall be sufficiently given or made if sent by registered mail, postage prepaid, receipt requested, addressed, until another address is designated in writing by the Company, as follows:

                                  Alpha Microsystems
                                  2722 South Fairview Street
                                  Santa Ana, CA  92704

         Any notice or demand authorized by this Warrant to be given or made by the Company to or on the Holder shall be given to the Holder by registered mail, postage prepaid, receipt requested, addressed at his last known address as it shall appear on the books of the Company, until another address is designated in writing, with a copy to Edward R. Henderson, 70 Kelley Avenue, Rumford, Rhode Island, 02916, by like mail.

         11.3 Applicable Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Rhode Island.

         11.4 Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

Dated:  April 30, 1996                     ALPHA MICROSYSTEMS



                                           By: s/Douglas J. Tullio
                                               -------------------------------
                                               Douglas J. Tullio, President
Attest:  s/John Glade
       ----------------------------
         John Glade, Secretary

                                 EXERCISE FORM
              (To be Executed by the Warrant Holder if He, or She
              Desires to Exercise the Warrant in Whole or in Part)

To:      Alpha Microsystems

The undersigned (___________________________________________________________)
             Please insert name and Social Security or number E.I.N. of Holder hereby irrevocably elects to exercise the rights of purchase represented by the within Warrant for, and to purchase thereunder, ___________ Units provided for therein and tenders payment herewith to the order of Alpha Microsystems in the amount of $________. The undersigned requests that certificates for such Units be issued as follows:

Name:___________________________________________________________________________

Address:________________________________________________________________________

Deliver to:_____________________________________________________________________

Address:________________________________________________________________________


and, if said number of Units shall not be all the Units purchasable hereunder, that a new Warrant for the balance remaining of the Units purchasable under the within Warrant be registered in the name of, and delivered to, the undersigned at the address stated below.

Address:________________________________________________________________________


Dated:________________,19_____

                                        Signature:______________________________

                                        Note:  Signature must correspond with
                                        the name as written upon the face of
                                        this Warrant in every particular,
                                        without alteration or enlargement or
                                        any change whatsoever.

                               FORM OF ASSIGNMENT
                      (To be Signed Only Upon Assignment)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _______________ the right to purchase _______ Units evidenced by the within Warrant, and appoints ____________________ to transfer the same on the books of Alpha Microsystems with the full power of substitution in the premises.

Dated:________________,19_____

                                        Signature:______________________________

                                        Note:  Signature must correspond with
                                        the name as written upon the face of
                                        this Warrant in every particular,
                                        without alteration or enlargement or
                                        any change whatsoever, and the
                                        signature must be guaranteed in the
                                        usual manner.

Signature Guaranteed:

_______________________________

                          SCHEDULE OF WARRANT HOLDERS
Name                    ________________________________               Amount





Note: The Schedule is for use as a convenience at the closing of the offering to which this Warrant relates so that only one Warrant need be executed at the closing, it being understood that following the closing, individual Warrants registered in the above names and amounts will be issued promptly upon surrender of this Warrant.